Exhibit 16.1

FREEDMAN & GOLDBERG CERTIFIED PUBLIC ACCOUNTANTS A PROFESSIONAL CORPORATION

ERIC W. FREEDMAN MICHAEL GOLDBERG DAVID C. GRIEP JUILE A. CHEEK WILLIAM A. MARSHALL	31150 NORTHWESTERN HIGHWAY, SUITE 200 FARMINGTON HILLS, MICHIGAN 48334 (248) 626-2400 FAX: (248) 626-4298	AMY S. JACKNOW GLORIA K. MOORE JUDITH A. COOPER DAVID T. OTIS

October 2, 2007

Securities and Exchange Commission

450 Fifth Street, N.W.

Washington, D.C. 20549

Commissioners:

We have read the statements made by Brooke Credit Corporation (copy attached), which we understand will be filed with the United States Securities and Exchange Commission, pursuant to Item 4.01 of Form 8-K, as part of the Form 8-K report of Brooke Credit Corporation dated September 28, 2007. We agree with the statements concerning our Firm in such Form 8-K. However, we make no comment whatsoever regarding the current status of material weaknesses in internal controls or any remedial actions taken with respect to such material weaknesses.

Very truly yours,

FREEDMAN & GOLDBERG, CPA’S, P.C.